Exhibit 10.5

UNIT SUBSCRIPTION AGREEMENT

This UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the 2nd day of September, 2020, by and between INSU Acquisition Corp. II, a Delaware corporation (the “Company”), having its principal place of business at 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, and Cantor Fitzgerald & Co., a New York general partnership (“Subscriber”), having its principal place of business at 499 Park Avenue, New York, New York 10022.

WHEREAS, the Company desires to sell on a private placement basis (the “Offering”) an aggregate of 540,000 units (“Units”) of the Company, each Unit comprised of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”), and one third of one warrant to purchase one share of Common Stock (“Warrant”), for a purchase price of $5,400,000, or $10.00 per Unit. The shares of Common Stock underlying the Warrants are hereinafter referred to as the “Warrant Shares.”  The shares of Common Stock underlying the Units (excluding the Warrant Shares) are hereinafter referred to as the “Placement Shares.” The Warrants underlying the Units are hereinafter referred to as the “Placement Warrants.”  The Units, Placement Shares, Placement Warrants and Warrant Shares, collectively, are hereinafter referred to as the “Securities.”  Placement Warrants may be exercised only to the extent that, when aggregated with other Placement Warrants being exercised, the exercise is for a whole share or whole shares; no fractional shares shall be issuable. The exercise price for any Warrant Share shall be $11.50. Subject to the foregoing, the Placement Warrants are exercisable during the period commencing on the later of (i) twelve (12) months from the date of the completion of the Company’s initial public offering of units (the “IPO”) and (ii) 30 days following the consummation of the Company’s initial business combination (the “Business Combination”), as such term is defined in the registration statement filed in connection with the IPO, as amended at the time it becomes effective (the “Registration Statement”), and expiring on the fifth anniversary of the effective date of the Registration Statement; and

WHEREAS, Subscriber wishes to purchase 87,500 Units and the Company wishes to accept such subscription from Subscriber.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscriber hereby agree as follows:

1.	Agreement to Subscribe.

1.1 Purchase and Issuance of the Units. Upon the terms and subject to the conditions of this Agreement, Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Subscriber, on the Closing Date (as defined below), 87,500 Units for an aggregate purchase price of $875,000 (the “Purchase Price”).

1.2 Delivery of the Purchase Price.  Upon execution of this Agreement, the Company is hereby bound to fulfill its obligations hereunder and Subscriber hereby commits to deliver into a trust account (the “Trust Account”) held at JP Morgan Chase Bank, N.A. or any other financial institution chosen by the Company, with Continental Stock Transfer & Trust Company acting as trustee (“Continental”), the Purchase Price in immediately available funds by wire transfer or such other form of payment as shall be acceptable to the Trustee, in its sole and absolute discretion, at Closing (as defined below).

1.3 Closing. The closing of the Offering (the “Closing”), shall take place at the offices of Ledgewood, P.C. simultaneously with, and is contingent upon, the closing of the IPO on or before December 31, 2020 (the “Closing Date”).

1.4 Termination.  This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the Closing does not occur prior to December 31, 2020.

2.	Representations and Warranties of Subscriber.

Subscriber represents and warrants to the Company that:

2.1 No Government Recommendation or Approval.  Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

2.2 Accredited Investor. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3 Intent.  Subscriber is purchasing the Securities solely for investment purposes, for such Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view to the distribution thereof and Subscriber has no present arrangement to sell the Securities to or through any person or entity except as may be permitted hereunder.  Subscriber shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4 Restrictions on Transfer.  Subscriber acknowledges and understands the Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act.  The Securities have not been registered under the Securities Act and, if in the future Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (iii) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 8 hereof.  Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Subscriber agrees it will not transfer the Securities (unless otherwise permitted pursuant to the terms hereof, as described in the Registration Statement).  Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Securities until the one year anniversary following consummation of the Business Combination, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5 Sophisticated Investor.

(i)  Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii) Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (a) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (b) Subscriber has waived its redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by Subscriber are not entitled to, and have no right, interest or claim to any monies held in the Trust Account, and accordingly Subscriber may suffer a loss of a portion or all of its investment in the Securities. Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6 Independent Investigation.  Subscriber, in making the decision to purchase the Units, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the Offering and has had full access to such other information concerning the Company as Subscriber has requested. Subscriber confirms that all documents that it has requested have been made available and that Subscriber has been supplied with all of the additional information concerning this investment which Subscriber has requested.

2.7 Organization and Authority.  Subscriber is duly organized, validly existing and in good standing under the laws of the State of New York and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8 Authority. This Agreement has been validly authorized, executed and delivered by Subscriber and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.9 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Subscriber’s charter documents, (ii) any agreement or instrument to which Subscriber is a party or (iii) any law, statute, rule or regulation to which Subscriber is subject, or any agreement, order, judgment or decree to which Subscriber is subject, except as would not be material to Subscriber’s performance of its obligations hereunder.

2.10 No Legal Advice from Company.  Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Subscriber’s own legal counsel and investment and tax advisors.  Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11 Reliance on Representations and Warranties.  Subscriber understands the Units are being offered and sold to Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.12 No General Solicitation.  Subscriber is not subscribing for the Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.13 Legend.  Subscriber acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3.	Representations, Warranties and Covenants of the Company.

The Company represents and warrants to, and agrees with, Subscriber that:

3.1 Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 70,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date hereof, the Company has issued and outstanding 7,846,667 shares of Class B common stock, par value $0.0001 per share (of which up to 1,000,000 shares are subject to forfeiture) and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Securities.  Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain warrant agreement to be entered into between the Company and Continental, as warrant agent (the “Warrant Agreement”), as the case may be, each of the Units, Placement Shares, Placement Warrants and the Warrant Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Units, the Warrant Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, Subscriber will have or receive good title to the Units, Placement Shares and Placement Warrants, free and clear of all liens, claims and encumbrances of any kind resulting from actions of, or any failure to act by, the Company, other than (i) transfer restrictions hereunder and (ii) transfer restrictions under federal and state securities laws.

3.3 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) violate any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject or by which it is bound. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Units, Placement Shares, Placement Warrants or the Warrant Shares in accordance with the terms hereof.

4.	Legends.

4.1 Legend. The Company will issue the Units, Placement Shares and Placement Warrants, and, when issued, the Warrant Shares, purchased by Subscriber in the name of Subscriber. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A UNIT SUBSCRIPTION AGREEMENT BETWEEN INSU ACQUISITION CORP. II AND CANTOR FITZGERALD & CO. AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM THEREOF PURSUANT TO THE TERMS SET FORTH IN THE UNIT SUBSCRIPTION AGREEMENT.”

4.2 Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3 Company’s Refusal to Register Transfer of the Securities.  The Company shall refuse to register any transfer of the Securities if, in the sole judgment of the Company, such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act and (iii) in compliance herewith.

4.4 Registration Rights.  Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into between, among others, Subscriber and the Company, on or prior to the effective date of the Registration Statement.

5.	Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, Subscriber hereby waives its redemption rights (i) in connection with the Company’s consummation of the Business Combination, (ii) if the Company fails to consummate its initial Business Combination or liquidates within 18 months from the completion of the Offering or (iii) if the Company seeks an amendment to its amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares (as defined below).  If Subscriber acquires shares of Common Stock in the IPO or in the aftermarket (“Public Shares”), Subscriber shall be eligible to redeem any Public Shares upon the same terms offered to other holders of Common Stock purchased in the IPO.

6.	Termination of Placement Warrants.

6.1 Failure to Consummate Business Combination. The Placement Warrants shall be terminated upon the dissolution of the Company or in the event that the Company does not consummate the Business Combination within 18 months from the completion of the IPO.

6.2 Termination of Rights as Holder. If the Placement Warrants are terminated in accordance with Section 6.1, then after such time Subscriber (or its successor in interest) shall no longer have any rights as a holder of such Placement Warrants and the Company shall take such action as is appropriate to cancel such Placement Warrants. Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all measures reasonably requested by the Company necessary to effect the foregoing.

7.	Rescission Right Waiver and Indemnification.

7.1 Subscriber understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Units. In this regard, if the IPO were deemed to be a general solicitation with respect to the Units, the offer and sale of such Units may not be exempt from registration and, if not, Subscriber may have a right to rescind its purchase of the Units. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the amounts in the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, Subscriber hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Units to the extent that such recession right results from actions of the Subscriber that result in the IPO being deemed a general solicitation with respect to the Units. Subscriber acknowledges and agrees this waiver is being made in order to induce the Company to sell the Units to Subscriber. Subscriber agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Units hereunder or relating to the purchase of the Units and the transactions contemplated hereby.

7.2 Subscriber agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Units or any Claim that may arise now or in the future, provided that nothing herein shall preclude Subscriber from making any claim or seeking recourse against the funds held outside of the Trust Account or seeking payment of any deferred underwriting fee due and payable pursuant to the underwriting agreement for the IPO.

7.3 Subscriber acknowledges and agrees that the stockholders of the Company are and shall be third-party beneficiaries of this Section 7.

7.4 Subscriber agrees that, to the extent any waiver of rights under this Section 7 is ineffective as a matter of law, Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

8.	Lock-Up Period.

8.1. The Subscriber agrees that it shall not Transfer any Securities until 30 days following the consummation of the Business Combination (or earlier in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property); provided, however, that Transfers of Securities are permitted (a) to the Company’s, or the Company’s sponsor’s, officers or directors, any affiliate or family member of any of the Company’s, or the Company’s sponsor’s, officers or directors or any affiliate, officer or director of Subscriber or to any member(s) or partner(s) of Subscriber or any of its affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of the Business Combination; or (g) by virtue of the laws of the state of incorporation or formation of Subscriber or Subscriber’s limited liability company agreement upon dissolution of Subscriber; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the Transfer restrictions herein.

8.2. For purposes of Section 8.1, the term “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any of the Securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

8.3 In addition to the restrictions on transfer described in Section 8.1, Subscriber acknowledges and agrees that the Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(g) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, except as permitted by FINRA Rule 5110(g)(2). Additionally, the Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Registration Statement except to any member participating in the IPO and the bona fide officers or partners thereof if all securities transferred remain subject to the lock up restriction. Additionally, the Units and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO.

9.	Terms of the Units and Placement Warrants.

The Units and their component parts are substantially identical to the units to be offered in the IPO except that: (i) the Units and their component parts will be subject to transfer restrictions, except in limited circumstances, until 30 days following the consummation of the Business Combination, (ii) the Placement Warrants will be non-redeemable so long as they are held by the initial holder thereof (or any of its permitted transferees), and will be exercisable on a “cashless” basis if held by Subscriber or its permitted transferees and will expire on the fifth anniversary of the effective date of the Registration Statement and (iii) the Units and their component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered or an exemption from registration is available, and the restrictions described above in clause (i) has expired.

10.	Governing Law; Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state without regard to conflicts. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

11.	Assignment; Entire Agreement; Amendment.

10.1 Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscriber to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 7 hereof.

10.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

10.3 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

10.4 Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

12.	Notices.

11.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other.  Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a)  if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (b) if by any other form of electronic transmission, when directed to the stockholder.

13.	Counterparts.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

14.	Survival; Severability.

13.1 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

13.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

15.	Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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This subscription is accepted by the Company on the date set forth above.

INSU ACQUISITION CORP. II

By:	/s/ John M. Butler
Name: John M. Butler
Title: President and Chief Executive Officer

Accepted and agreed on the date hereof

SUBSCRIBER:

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name: Sage Kelly
Title: Head of Investment Banking

[INSU II Placement Unit Subscription Agreement – Cantor]